August 30, 1999

National Auto Credit, Inc.
30000 Aurora Road
Solon, Ohio 44319

Attn: Secretary

      Re:   Notice of Nomination of Directors for Election at 1999 Annual
            Meeting

Ladies and Gentlemen:

            Pursuant to Article III, Section 2 of the Amended and Restated By-laws of National Auto Credit, Inc. (the "Company"), the undersigned, a stockholder of the Company beneficially owning a majority of the Company's outstanding common stock, hereby nominates the following persons for election to the Board of Directors of the Company at the Company's annual meeting of stockholders which, pursuant to a Stipulation and Order entered by the Delaware Court of Chancery in Frankino v. National Auto Credit, Inc., C.A. Nos. 17208 and 17209, shall be held on September 15, 1999, without adjournment or postponement (except with prior Court approval):

            First Nominee: Sam J. Frankino
            Age:  75
            Business Address: 7108 Eagle Terrace, West Palm
            Beach, Florida 33412
            Residence Address: 7108 Eagle Terrace, West Palm Beach, Florida
                  33412
            Principal Occupation/Employment: Retired since 1998 as Chairman of the Board of National Auto Credit, Inc. (Agency Rent-A-Car, Inc.), Solon, Ohio. Previously Mr. Frankino held the positions of Chairman of the Board and

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National Auto Credit, Inc.
August 30, 1999
Page 2

                  Chief Executive Officer of National Auto Credit from 1969 through 1998.
            Number of Shares of Stock of the Company Beneficially Owned by
                  Nominee: 15,743,012

            Second Nominee: William J. Dodero
            Age:  51
            Business Address: 33060 Solon Road, Solon, OH 44139
            Residence Address: 37 Pepper Creek, Pepper Pike, OH 44124
            Principal Occupation/Employment: Vice President of Credex Auto
                  Leasing and Finance, Inc., Solon, Ohio specializing in leasing used cars nationwide. From 1969 through 1990, Mr. Dodero held the position of Chief Operating Engineer, Superintendent & Foreman for Murray Hill Construction Company, providing utility construction for local, state and federal projects within the United States.
            Number of Shares of Stock of the Company Beneficially Owned by
                  Nominee: 84,939

            In addition, if the terms of office of the following persons expire at the 1999 annual meeting, such persons are hereby nominated for election to the board of directors:

            Third Nominee: Peter T. Zackaroff
            Age:  43
            Business Address; 5399 Lauby Road, North Canton, Ohio 44720 Residence Address: 3084 Woodsmill Road, Bath, Ohio 44210 Principal Occupation/Employment: Vice-President of Operations and
                  General Counsel of Crawford Consulting, Inc., North Canton, Ohio since 1996. Crawford Consulting Inc. is a software development firm specializing in court and recorders office applications. Previously Mr. Zackaroff held the position of Executive Vice President, General Counsel, and Secretary of National Auto credit

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National Auto Credit, Inc
August 30, 1999
Page 3

                  Inc. (Agency Rent-A-Car). Mr. Zackaroff was employed by National Auto Credit from 1988 through 1994. Prior to 1988, Mr. Zackaroff was a partner in the law firm of Schwab, Grosenbaugh, Fort & Seamon Co. L.P.A. located in Akron, Ohio.
            Number of Shares of Stock of the Company Beneficially Owned by
                  Nominee: -0-

            Fourth Nominee: David L. Huber
            Age:  41
            Business Address: 2205 Empire, Bloomington, IL 61704
            Residence Address: 601 Ironwood Drive, Normal IL 61761
            Principal Occupation/Employment: President and CEO of Goshen
                  Fidelity, Bloomington, Illinois since 1990. Mr. Huber has more than 21 years of auto related experience ranging from importing and sales through owner management of two auto franchises and one auto loan finance company. His responsibilities include overseeing all phases of operating and marketing of a nonprime auto finance organization with 72 employees, operating in 32 states with volume of $70 million annually. Mr. Huber works with 1,200 auto dealers and 22 banks. He has produced loan volume from zero to $7 million per month in six years. Mr. Huber has developed nationwide network of dealerships and banks.
            Number of Shares of Stock of the Company Beneficially Owned by
                  Nominee: 8,000

            Each of the foregoing nominees has consented to be nominated and elected as a director of the Company.

            Please contact the undersigned promptly through his attorneys, Eric Seiler, Esquire, Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, NY 10022-6225 (telephone: (212) 833-1100; fax: (212) 355-6401) or A. Gilchrist
Sparks, III, Esquire, Morris, Nichols, Arsht & Tunnell, 1201 N. Market Street,

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National Auto Credit, Inc.
August 30, 1999
Page 4

Wilmington, DE 19801 (telephone: (302) 658-9200; fax: (302) 658-3989), if the
Company desires to discuss the foregoing nominations or desires any further information with respect thereto.

                                                Sincerely yours,


                                               /s/ Sam J. Frankino
                                               Sam J. Frankino

cc:   James J McNamara, Chairman of the Board (Via Telecopy)
      The Corporation Trust Company (By Hand)